UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2020

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.

Brian A. Deck - Chief Executive Officer Appointment; Election of Director

On December 11, 2020, the Board of Directors (the “Board”) of John Bean Technologies Corporation (the “Company”) appointed Brian A. Deck to serve as the President and Chief Executive Officer of the Company, effective immediately. The Board also increased the size of the Board to nine members and elected Mr. Deck to serve as a Class III director to serve until the annual meeting of the Company’s stockholders to be held in 2023 and until a successor is elected and qualified, also effective immediately. Alan Feldman will continue in his role as Non-Executive Chairman of the Board.

Mr. Deck, 52, has served as the Company’s Interim President and Chief Executive Officer since June 23, 2020. He served as Executive Vice President and Chief Financial Officer of the Company from May 2014 until September 24, 2020. Prior to joining the Company, Mr. Deck served as Chief Financial Officer of National Material L.P., a private diversified industrial holding company (since May 2011). He served as Vice President of Finance and Treasury (from November 2007 to May 2011) and as Director, Corporate Financial Planning and Analysis (from August 2005 to November 2007) of Ryerson Inc., a metals distributor and processor. Prior to his service with Ryerson, Mr. Deck had increasing responsibilities with General Electric Capital, Bank One (now JPMorgan Chase & Co.) and Cole Taylor Bank. Mr. Deck holds an MBA with a concentration in finance from DePaul University in Chicago, and a Bachelor of Arts degree in economics from the University of Illinois.

When Mr. Deck was appointed as Interim President Chief Executive Officer, his bi-weekly salary was increased to an annual rate of $820,000 effective June 24, 2020, which annual rate has now been subsequently increased to $850,000 effective December 14, 2020. Mr. Deck’s target percentage for the annual management incentive plan (“MIP”) incentive will remain at 75% for 2020 based on his annual salary of $515,000 as in effect prior to his becoming Interim President and Chief Executive Officer.

In connection with Mr. Deck’s appointment, he will receive an additional $1.0 million in compensation for his service in 2020 in the form of a $500,000 cash bonus and a time-based restricted stock award in the aggregate amount of $500,000 that will vest in one year from the June 23, 2020 date of Mr. Deck’s initial appointment as Interim President and Chief Executive Officer. The Compensation Committee of the Board has authorized this additional compensation in recognition of the fact that Mr. Deck’s target MIP bonus percentage for 2020 and his 2020 long-term incentive plan (“LTIP”) award amounts have not, and will not be, adjusted to take into account his elevation into the Interim President and Chief Executive Officer role during 2020.

For 2021, Mr. Deck’s target percentage for the annual MIP incentive will be 100%, and he will receive a LTIP award in 2021 in the amount of $2.5 million, with the percentage of the LTIP award to be issued in performance-based restricted stock units and/ or time-based restricted stock awards to be determined at the time of grant by the Compensation Committee of the Board.

In connection with his appointment, the Board has approved the entry by Mr. Deck into a new executive severance agreement with the Company in the same form as other similarly-situated executives have entered with the Company, which form is filed as Exhibits 10.10A and 10.10B to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “New Executive Severance Agreement”). The New Executive Severance Agreement will supersede in its entirety the prior Executive Severance Agreement between Mr. Deck and the Company. The New Executive Severance Agreement contains terms that are materially consistent with Mr. Deck’s prior Executive Severance Agreement, except that the New Executive Severance Agreement enhances the amount of severance payment he is eligible to receive under certain termination scenarios to a multiple of three times his base salary and MIP (compared to a prior multiple of two times his base salary and MIP), and he will also receive three years (rather than two) of vesting credit under the Company’s nonqualified retirement plans in the event of certain termination scenarios. Further, Mr. Deck will receive enhanced benefits under the terms of the Company’s Executive Severance Plan (the “Executive Severance Plan”) as a result of his appointment, which plan was amended and restated as of May 15, 2020 and was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 15, 2020.

The Company is not aware of any transactions or series of transactions between Mr. Deck or any members of Mr. Deck’s immediate family and the Company in which Mr. Deck or his immediate family have, or will have, a direct or indirect material interest since the beginning of the last fiscal year.

The terms of Mr. Deck’s compensation arrangements with the Company are described in the Offer Letter provided by the Company to Mr. Deck, dated as of December 11, 2020, which Offer Letter is filed hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. Additionally, on December 14, 2020, the Company issued a press release announcing Mr. Deck’s appointment to the President and Chief Executive Officer role. This press release is filed as Exhibit 99.1 hereto.

Matthew Meister - Chief Financial Officer Appointment

On December 14, 2020, the Board appointed Matthew (Matt) J. Meister to serve as Executive Vice President and Chief Financial Officer of the Company, effective immediately. Mr. Meister has served as Vice President and Interim Chief Financial Officer of the Company since September 24, 2020.

Mr. Meister, age 42, joined the Company in May 2019 as Vice President and Chief Financial Officer for JBT Protein. Prior to joining the Company, Mr. Meister served as Group Vice President, Health and Science Technologies, of IDEX Corporation (“IDEX”) from January 2019 to May 2019, as Group Vice President of Finance and IT of IDEX from 2015 to January 2019 and as Vice President of Finance and IT of IDEX from 2013 to 2015. Prior to joining IDEX in 2013, he held various roles of increasing responsibility at Navistar International

Corporation. Mr. Meister holds an MBA from The University of Chicago Booth School of Business and an undergraduate degree in Finance and Operations Management from Washington University in St. Louis.

When Mr. Meister was appointed as Interim Chief Financial Officer, his bi-weekly salary was increased to an annual rate of $425,000 effective September 24, 2020, which annual rate has now been subsequently increased to $440,000 effective December 14, 2020. Mr. Meister’s target percentage for the annual MIP incentive will remain at 40% for 2020 based on his annual salary of $290,000 as in effect prior to his becoming Interim Chief Financial Officer.

For 2021, Mr. Meister’s target percentage for the annual MIP incentive will be 65%, and he will receive a LTIP award in 2021 in the amount of $550,000, with the percentage of the LTIP award to be issued in performance-based restricted stock units and/ or time-based restricted stock awards to be determined at the time of grant by the Compensation Committee of the Board.

In connection with his appointment, the Board has approved the entry by Mr. Meister into an Executive Severance Agreement with the Company in the same form as other similarly-situated executives have entered with the Company, which form is filed as Exhibits 10.10A and 10.10B to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Further, Mr. Meister will become a participant in the Executive Severance Plan as a result of his appointment.

The Company is not aware of any transactions or series of transactions between Mr. Meister or any members of Mr. Meister’s immediate family and the Company in which Mr. Meister or his immediate family have, or will have, a direct or indirect material interest since the beginning of the last fiscal year.

The terms of Mr. Meister’s compensation arrangements with the Company are described in the Offer Letter provided by the Company to Mr. Meister, dated as of December 14, 2020, which Offer Letter is filed hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference. Additionally, on December 15, 2020, the Company issued a press release announcing Mr. Meister’s appointment to the Chief Financial Officer role. This press release is filed as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter from John Bean Technologies Corporation to Brian Deck, dated as of December 11, 2020.

10.2	Offer Letter from John Bean Technologies Corporation to Matthew Meister, dated as of December 14, 2020.

99.1	Press Release Issued December 14, 2020.

99.2	Press Release Issued December 15, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: December 15, 2020	By:	/s/ Jessi L. Corcoran
	Name	Jessi L. Corcoran
	Title	Vice President, Corporate Controller and duly authorized officer
(Principal Accounting Officer)